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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:        October 10, 1997
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                              Norwest Corporation
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            (Exact name of registrant as specified in its charter)

           Delaware                     1-2979                  41-0449260
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(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)

Norwest Center, Sixth and Marquette, Minneapolis, Minnesota          55479
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          (Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code     (612) 667-1234
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ITEM 5.        OTHER EVENTS.

     Stock Dividend. On September 23, 1997, Norwest Corporation's board of directors declared a two-for-one split of its common stock effected in the form of a 100% stock dividend. The stock dividend was distributed on October 10, 1997, to stockholders of record on October 2, 1997.

     As a result of the stock dividend, Norwest issued one additional common share for each share outstanding on October 2, 1997. The stock dividend also resulted in certain adjustments to the preferred share purchase rights issued under the Rights Agreement dated November 22, 1988 between Norwest and Citibank, N.A., as rights agent. Each common share outstanding, including each common share issued as a result of the stock dividend, has attached to it one preferred share purchase right.

     Norwest is filing this current report on Form 8-K to place on file with the Securities and Exchange Commission a description of its common stock that reflects the stock dividend and the adjustments to the preferred share purchase rights triggered by the stock dividend. The description is attached to this report as Exhibit 99. It supersedes the description of the common stock on file with the Securities and Exchange Commission pursuant to Norwest's Form 8-K dated April 30, 1996 (filed May 1, 1996).

     By-Laws Amendments. On September 23, 1997, Norwest's board of directors amended Sections 38 and 39 of Norwest's By-Laws to allow for the issuance and transfer of uncertificated shares of Norwest's stock. The board resolutions approving the amendments to the By-Laws, as well as the By-Laws themselves (as amended through September 23, 1997), are attached to this report as Exhibit 3.
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ITEM 7.        EXHIBITS.

     Filed herewith as Exhibit 3 are Norwest Corporation's By-Laws, as amended through September 23, 1997.

     Filed herewith as Exhibit 99 is a description of Norwest Corporation's common stock.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         NORWEST CORPORATION



October 14, 1997                         By: /s/ Laurel A. Holschuh
                                            ------------------------
                                            Laurel A. Holschuh
                                            Senior Vice President and Secretary
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                                 EXHIBIT INDEX

Exhibit
Number    Description
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3         By-Laws

99        Description of Norwest Corporation's Common Stock